As filed with the Securities and Exchange Commission on August 27, 2025

Registration No. 333-_______

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

BIO-KEY INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	41-1741861 (I.R.S. Employer Identification No.)
101 Crawfords Corner Road Suite 4116 Holmdel, NJ (Address of Principal Executive Offices)	07733 (Zip Code)

BIO-key International, Inc.

2023 Stock Incentive Plan, as Amended

(Full title of the plan)

Michael W. DePasquale

Chief Executive Officer

BIO-key International, Inc.

101 Crawfords Corner Road

Suite 4116

Holmdel, NJ 07733

(Name and address of agent for service)

(732) 359-1100

(Telephone number, including area code, of agent for service)

Copies requested to:

Vincent A. Vietti, Esquire

Fox Rothschild LLP

212 Carnegie Center

Suite 400

Princeton, NJ 08540

(609) 896-3600

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

BIO-key International, Inc. (the “Company” or the “Registrant”) has filed this Registration Statement on Form S-8 (the “Registration Statement”) with the Securities and Exchange Commission (the “SEC”) pursuant to General Instruction E to Form S-8 under the Securities Act of 1933, as amended, to register an additional 700,000 shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), issuable pursuant to awards granted under the BIO-key International, Inc. 2023 Stock Incentive Plan, as amended (the “2023 Plan”). This share increase was approved by the Company’s Board of Directors, upon recommendation of the Compensation Committee, on June 18, 2025, and was approved and adopted by the Company’s stockholders on August 8, 2025. The Company previously filed with the SEC a Registration Statement on Form S-8 (Reg. No. 333-280497) to register the initial 333,334 shares of Common Stock available for issuance under the 2023 Plan, which prior Registration Statement, with the exception of Items 3 and 8 of Part II of such prior Registration Statement, is hereby incorporated by reference.

All figures have been adjusted to reflect the 18-for-1 stock split effected on December 20, 2023.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The Company hereby incorporates by reference into this Registration Statement the following documents which have been previously filed (not furnished) with the SEC (File No. 001-13463):

(a)	The Company’s Annual Report on Form 10-K for the year ended December 31, 2024 filed with the SEC on April 23, 2025;

(b)	The Company’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2025 filed with the SEC on May 15, 2025 and June 30, 2025 filed with the SEC on August 13, 2025;

(c)

The Company’s Current Reports on Form 8-K (other than portions thereof furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits accompanying such reports that are related to such items) filed with the SEC on January 16, 2025, April 24, 2025, May 15, 2025, August 13, 2025 and August 20, 2025; and

(e)

The description of the Common Stock contained in Exhibit 4.5 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 filed with the SEC on April 1, 2022 and any amendment or report filed for the purpose of updating such description.

In addition, all other documents filed (not furnished) by the Company pursuant to Section 13(a), Section 13(c), Section 14 or Section 15(d) of the Securities Exchange Act of 1934, as amended, on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered hereby have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated in this Registration Statement by reference and to be a part of this Registration Statement from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished to and not filed with the SEC in accordance with the rules of the SEC shall not be deemed incorporated by reference into this Registration Statement.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits.

The following exhibits are filed with or incorporated by reference into this Registration Statement:

Exhibit No.	Description

4.1	Certificate of Incorporation of BIO-key International, Inc., a Delaware corporation (incorporated by reference to Exhibit 3.1 to the current report on Form 8-K, filed with the SEC on January 5, 2005)

4.2	Bylaws (incorporated by reference to Exhibit 3.3 to the current report on Form 8-K, filed with the SEC on January 5, 2005)

4.3	Certificate of Amendment to Certificate of Incorporation (incorporated by reference to Appendix A to the definitive proxy statement, filed with the SEC on January 18, 2006)

4.4

Certificate of Amendment of Certificate of Incorporation of Bio-key International, Inc., a Delaware corporation (incorporated by reference to Exhibit 3.4 to the annual report on Form 10-K, filed with the SEC on March 31, 2015)

4.5

Certificate of Elimination of BIO-key International, Inc. filed October 6, 2015 (incorporated by reference to Exhibit 3.5 to the registration statement on Form S-1 (File No. 333-208747), filed with the SEC on December 23, 2015)

4.6

Certificate of Designation of Preferences, Rights and Limitations of Series A-1 Convertible Preferred Stock (incorporated by reference to Exhibit 3.1 to the current report on Form 8-K, filed with the SEC on November 2, 2015)

4.7

Certificate of Designation of Preferences, Rights and Limitations of Series B-1 Convertible Preferred Stock (incorporated by reference to Exhibit 3.1 to the quarterly report on Form 10-Q, filed with the SEC on November 16, 2015)

4.8

Certificate of Amendment of Certificate of Incorporation of Bio-key International, Inc., a Delaware corporation (incorporated by reference to Exhibit 3.1 to the current report on Form 8-K, filed with the SEC on December 28, 2016)

4.9

Certificate of Amendment of Certificate of Incorporation of Bio-Key International, Inc., a Delaware corporation (incorporated by reference to Exhibit 3.1 to the current report on Form 8-K, filed with the SEC on November 19, 2020)

4.10

Certificate of Amendment to Certificate of Incorporation of BIO-key International, Inc., a Delaware corporation (incorporated by reference to Exhibit 3.1 to the current report on Form 8-K, filed with the SEC on December 19, 2023)

4.11	Specimen Stock Certificate (incorporated by reference to Exhibit 4.1 to the registration statement on Form SB-2 (File No. 333-16451))

5.1	Opinion of Fox Rothschild LLP regarding the validity of the shares of Common Stock being registered (Filed herewith)

23.1	Consent of Bush & Associates CPA LLC (Filed herewith)

23.3	Consent of Fox Rothschild LLP (Included within the opinion filed as Exhibit 5.1)

24.1	Power of Attorney (Included on signature page to this Registration Statement)

Exhibit No.	Description

99.1	BIO-key International, Inc. 2023 Stock Incentive Plan (incorporated by reference to Exhibit 10.1 to the current report on Form 8-K, filed with the SEC on December 19, 2023)

99.2	Amendment No. 1 to the BIO-key International, Inc. 2023 Stock Incentive Plan (incorporated by reference to Exhibit 10.1 to the current report on Form 8-K, filed with the SEC on August 20, 2025)

107	Filing Fee Table (Filed herewith)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Holmdel, State of New Jersey, on August 27, 2025.

BIO-KEY INTERNATIONAL, INC.

By:	/s/ Michael W. DePasquale
Michael W. DePasquale
Chief Executive Officer

POWER OF ATTORNEY

We, the undersigned officers and directors of BIO-key International, Inc. hereby severally constitute and appoint Michael W. DePasquale and Cecilia Welch, and each of them singly (with full power to each of them to act alone), our true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them for each of the undersigned and in each of the undersigned’s name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as each of the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or any of their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name and Signature	Title	Date

/s/ Michael W. DePasquale	Chairman of the Board of Directors, Chief Executive Officer and Director (Principal Executive Officer)	August 27, 2025
Michael W. DePasquale
/s/ Cecilia Welch	Chief Financial Officer and Secretary (Principal Financial and Accounting Officer)	August 27, 2025
Cecilia Welch

/s/ Robert J. Michel	Director	August 27, 2025
Robert J. Michel

/s/ Wong Kwok Fong	Director	August 27, 2025
Wong Kwok Fong

/s/ Cameron Williams	Director	August 27, 2025
Cameron Williams

/s/ Manny Alia	Director	August 27, 2025
Manny Alia